Exhibit 99.1

Imperva Announces Third Quarter 2018 Financial Results

•	Total revenue of $91.6 million, up 9% year-over-year
•	Billings of $106.5 million, up 16% year-over-year
•	GAAP operating income of $0.5 million; Non-GAAP operating income of $14.7 million
•	Generated $32.2 million in operating cash flow and $30.0 million in free cash flow

Redwood Shores, Calif. – October 31 , 2018 – Imperva, Inc. (NASDAQ: IMPV), a leading global provider of best-in-class cybersecurity solutions on premises, in the cloud, and across hybrid environments, announced today financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights

•	Revenue: Total revenue was $91.6 million, a year-over-year increase of 9%. Total Services revenue was $68.4 million, a year-over-year increase of 19%.

•	Billings: Billings in the quarter were $106.5 million, a year-over-year increase of 16%.

•

Operating Income (Loss): GAAP operating income was $0.5 million for the third quarter, improved from a loss of $(0.2) million during the third quarter in 2017. Non-GAAP operating income for the third quarter was $14.7 million, up 29% from a non-GAAP operating income of $11.4 million during the same period in 2017.

•

Net Income (Loss): GAAP net income was $1.1 million, or $0.03 per share based on 35.7 million weighted average diluted shares outstanding. This compares to net loss of $(0.4) million, or $(0.01) per share based on 33.9 million weighted average diluted shares outstanding in the third quarter of 2017.

Non-GAAP net income was $15.3 million, or $0.43 per share based on 35.7 million weighted average diluted shares outstanding. This compares to a non-GAAP net income of $11.2 million, or $0.33 per share based on 34.4 million weighted average diluted shares outstanding in the third quarter of 2017.

•

Balance Sheet and Cash Flow: As of September 30, 2018, Imperva had cash, cash equivalents and investments of $304.4 million and no debt. Total deferred revenue was $191.8 million, an increase of 35% compared to $142.3 million as of September 30, 2017. Total deferred revenue for the third quarter of 2018 includes $2.3 million of deferred revenue balances acquired from business combinations during the period.

The company generated $32.2 million in cash flow from operations, compared to $25.5 million in the third quarter of 2017. The company generated $30.0 million in free cash flow (cash flow from operations less capital expenditures) for the quarter, compared to $22.2 million during the third quarter of 2017.

As previously disclosed, the Company has adopted ASC 606 under the modified retrospective method effective January 1, 2018. The accounting impact on revenue, expenses and income has been provided in the tables included in this press release.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

No Quarterly Conference Call

Due to the previously announced definitive agreement to be acquired by leading private equity technology investment firm Thoma Bravo, LLC, Imperva does not plan to host an earnings conference call to discuss third quarter 2018 financial results.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP.

The non-GAAP financial measures used by Imperva include billings, or revenue plus the change in deferred revenue, net of acquired deferred revenue during the period plus any adjustment to the deferred revenue balance due to adoption of the new revenue recognition standard; free cash flow, or cash provided by operating activities less capital expenditures; and non-GAAP operating income (loss); non-GAAP net income (loss); and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses, amortization of purchased intangibles, restructuring and non-routine consulting expenses related to our restructuring and strategy, facilities exit costs, gain on sale of business, provision for income taxes on sale of business and the amount of legal settlements from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-routine items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

About Imperva

Imperva® is a leading cybersecurity company that delivers best-in-class solutions to protect data and applications – wherever they reside – on-premises, in the cloud, and across hybrid environments. The company’s Incapsula, SecureSphere, and CounterBreach product lines help organizations protect websites, applications, APIs, and databases from cyberattacks while ensuring compliance. Imperva innovates using data, analytics, and insights from our experts and our community to deliver simple, effective and enduring solutions that protect our customers from cybercriminals. Learn more at www.imperva.com, our blog, or Twitter.

© 2018 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, CounterBreach, Incapsula, SecureSphere, ThreatRadar, Camouflage along with its design and Prevoty are trademarks of Imperva, Inc. and its subsidiaries.

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IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net revenue:
Products and license	$23,241	$26,627	$62,971	$66,217
Services	68,392	57,265	197,706	164,418

Total net revenue	91,633	83,892	260,677	230,635
Cost of revenue: (1) (4)
Products and license	1,985	1,883	5,623	5,638
Services	16,997	14,684	49,634	41,455

Total cost of revenue	18,982	16,567	55,257	47,093

Gross profit	72,651	67,325	205,420	183,542
Operating expenses: (1) (4)
Research and development	18,618	15,515	56,219	47,493
Sales and marketing (2)	39,051	38,245	119,098	111,757
General and administrative (3) (5)	13,872	13,645	41,789	39,556
Restructuring charges	—	—	2,551	667
Amortization of acquired intangible assets	644	133	908	582

Total operating expenses	72,185	67,538	220,565	200,055

Income (loss) from operations	466	(213)	(15,145)	(16,513)
Gain on sale of business	—	—	—	35,871
Other income, net	1,034	567	2,983	633

Income (loss) before provision for income taxes	1,500	354	(12,162)	19,991
Provision for income taxes (3)	442	724	19,620	768

Net (loss) income	$1,058	$(370)	$(31,782)	$19,223

Net (loss) income per share of common stock stockholders, basic	$0.03	$(0.01)	$(0.91)	$0.57

Net (loss) income per share of common stock stockholders, diluted	$0.03	$(0.01)	$(0.91)	$0.56

Shares used in computing earnings per share of common stock, basic	35,066	33,907	34,782	33,590

Shares used in computing earnings per share of common stock, diluted	35,745	33,907	34,782	34,118

(1) Stock-based compensation expense as included in above:
Cost of revenue	$2,072	$1,343	$4,789	$4,015
Research and development	2,354	2,584	7,299	9,912
Sales and marketing	3,989	3,850	11,034	11,016
General and administrative	3,566	3,694	14,809	10,970
Restructuring charges	—	—	—	675

Total stock-based compensation expense	$11,981	$11,471	$37,931	$36,588

(2) Non-routine consulting related to our restructuring and strategy as included in above:
Sales and marketing	$—	$—	$1,700	$—

	$—	$—	$1,700	$—

(3) Acquisition related expense as included in above:
General and administrative	$1,075	$—	$1,315	$1,082
Provision for income taxes on sales of business	—	—	—	901

	$1,075	$—	$1,315	$1,983

(4) Legal Settlements
Cost of revenue	$—	$—	$120	$—
Research and development	—	—	—	—
Sales and marketing	$—	—	$1,292	—
General and administrative	$—	—	$981	—

	$—	$—	$2,393	$—

(5) Facilities exit costs as included in above:
General and administrative	$559	$—	$559	$—

	$559	$—	$559	$—

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$155,932	$192,538
Short-term investments	148,487	166,993
Restricted cash	30	52
Accounts receivable, net	68,261	75,535
Deferred costs, current	6,647	—
Inventory	189	617
Prepaid expenses and other current assets	9,191	14,894

Total current assets	388,737	450,629
Property and equipment, net	22,600	25,407
Goodwill	149,445	36,389
Acquired intangible assets, net	14,376	3,184
Severance pay fund	5,799	6,554
Restricted cash	2,603	2,284
Deferred tax assets	995	2,022
Other assets including non-current deferred costs	21,388	1,593

TOTAL ASSETS	$605,943	$528,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,372	$5,869
Income taxes	8,916	319
Accrued compensation and benefits	23,422	22,913
Accrued and other current liabilities	15,327	11,098
Deferred revenue	137,814	126,174

Total current liabilities	190,851	166,373
Long-term accrued severance pay	6,564	7,238
Other non-current liabilities	12,887	6,253
Deferred revenue	54,022	33,081

TOTAL LIABILITIES	264,324	212,945

Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Common stock	3	3
Additional paid-in capital	612,249	572,106
Accumulated deficit	(268,846)	(256,537)
Accumulated other comprehensive loss	(1,787)	(455)

TOTAL STOCKHOLDERS’ EQUITY	341,619	315,117

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$605,943	$528,062

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(31,782)	$19,223
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,709	7,780
Stock-based compensation	37,931	36,588
Amortization of deferred costs	3,864	—
Amortization of acquired intangibles	908	582
Loss on disposals	—	48
Amortization of premiums/accretion of discounts on short-term investments	163	56
Gain on sale of business	—	(35,871)
Facilities exit costs	559	—
Other	668	(1,090)
Changes in operating assets and liabilities:
Accounts receivable, net	8,741	2,767
Inventory	355	61
Deferred costs	(14,541)	—
Prepaid expenses and other assets	558	(794)
Accounts payable	(653)	(628)
Income taxes	8,597	707
Accrued compensation and benefits	509	3,981
Accrued and other liabilities	9,033	4,229
Severance pay (net)	81	256
Deferred revenue	33,848	13,253
Deferred tax assets	1,027	(1,682)

Net cash provided by operating activities	68,575	49,466

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales/maturities of short-term investments	71,736	66,463
Purchase of short-term investments	(53,339)	(91,878)
Proceeds from sale of business	—	35,015
Receipt of cash in escrow from sale of business	5,000	—
Acquisitions, net of cash acquired	(123,507)	—
Net purchases of property and equipment	(5,724)	(9,835)

Net cash used in investing activities	(105,834)	(235)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of repurchases	10,799	14,790
Shares withheld for tax withholding on vesting of restricted stock units	(9,151)	(8,217)

Net cash provided by financing activities	1,648	6,573

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(698)	1,090

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(36,309)	56,894
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	194,874	109,295

CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$158,565	$166,189

IMPERVA, INC. AND SUBSIDIARIES

Topic 606 Adoption Financial Impact

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30, 2018			Nine months ended September 30, 2018
	As reported	Adjustments	Balances without adoption of Topic 606	As reported	Adjustments	Balances without adoption of Topic 606
Net revenue:
Products and license	$23,241	$(2,768)	$20,473	$62,971	$(5,778)	$57,193

Services:
Subscriptions	38,519	(378)	38,141	109,956	(352)	109,604
Maintenance and Support	25,219	(967)	24,252	75,393	(2,365)	73,028
Professional services and training	4,654	72	4,726	12,357	258	12,615

Total services	68,392	(1,273)	67,119	197,706	(2,459)	195,247

Total net revenue	91,633	(4,041)	87,592	260,677	(8,237)	252,440

Operating expenses:
Sales and marketing	39,051	2,882	41,933	119,098	10,677	129,775

Income (loss) from operations	466	(6,923)	(6,457)	(15,145)	(18,914)	(34,059)

Net (loss) income	$1,058	$(6,923)	$(5,865)	$(31,782)	$(18,914)	$(50,696)

Net (loss) income per share of common stock stockholders, basic and diluted	$0.03		$(0.17)	$(0.91)		$(1.46)

IMPERVA, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30		Nine months ended September 30
	2018	2017	2018	2017
GAAP operating income (loss)	$466	$(213)	$(15,145)	$(16,513)
Plus:
Stock-based compensation expense	11,981	11,471	37,931	35,913
Acquisition- and disposition-related expense	1,075	—	1,315	1,082
Restructuring	—	—	2,551	667
Facilities exit costs	559	—	559	—
Legal settlement	—	—	2,393	—
Non-routine consulting related to our restructuring and strategy	—	—	1,700	—
Amortization of purchased intangibles	644	133	908	582

Non-GAAP operating income	$14,725	$11,391	$32,212	$21,731

GAAP net income (loss)	$1,058	$(370)	$(31,782)	$19,223
Plus:
Stock-based compensation expense	11,981	11,471	37,931	35,913
Acquisition- and disposition-related expense	1,075	—	1,315	1,082
Restructuring	—	—	2,551	667
Non-routine consulting related to our restructuring and strategy	—	—	1,700	—
Legal settlement	—	—	2,393	—
Facilities exit costs	559	—	559	—
Amortization of purchased intangibles	644	133	908	582
Gain on sale of business	—	—	—	(35,871)
Provision for income taxes on sale of business	—	—	—	901

Non-GAAP net income	$15,317	$11,234	$15,575	$22,497

Weighted average shares outstanding, basic	35,066	33,907	34,782	33,590
Weighted average shares outstanding, diluted	35,745	34,430	35,407	34,118
Non-GAAP net income, basic	$0.44	$0.33	$0.45	$0.67
Non-GAAP net income, diluted	$0.43	$0.33	$0.44	$0.66

IMPERVA, INC. AND SUBSIDIARIES

Billings

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Total revenue	$91,633	$83,892	$260,677	$230,635
Change in deferred revenue	17,185	8,121	32,581	11,800
Adjustment for acquired deferred revenue	(2,295)	—	(2,295)	—
Deferred revenue adjustment due to adoption of the new revenue recognition standard	—	—	3,562	—

Billings	$106,523	$92,013	$294,525	$242,435

IMPERVA, INC. AND SUBSIDIARIES

Reconciliation of Free Cash Flow

(In thousands)

(Unaudited)

	Nine months ended September 30
	2018	2017
Net cash provided by operating activities	$68,575	$49,466
Less:
Net purchases of property and equipment	(5,724)	(9,835)

Total free cash generated	$62,851	$39,631

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-based Compensation. When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation expense. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock-based compensation expense from its non-GAAP financial measures primarily because it does not consider such expense as part of its ongoing operating results when assessing the performance of its business, and the exclusion of the expense facilitates the comparison of current period results with results from prior periods.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expense for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Acquisition and Disposition-related Expense, Gain on Sale of Business, and Provision for Income Taxes on Sale of Business. Imperva completed the acquisition of Prevoty on August 9, 2018 and on October 10, 2018 announced that it had entered into a definitive agreement to be acquired by Thoma Bravo, LLC. During the first quarter of 2017 Imperva completed the disposition of the Skyfence business. Imperva incurred legal, accounting, advisory and other transaction-related expense in connection with these transactions and excluded the associated acquisition and disposition-related expenses from its non-GAAP financial measures because they are not representative of ongoing operating costs. Imperva also excluded the gain on the sale of the Skyfence business and the related tax effects given that such gain and the associated taxes are not representative of Imperva’s ongoing operations. Imperva does not acquire or dispose of businesses on a predictable cycle and the expenses, gains (if any) and the associated taxes from these transactions vary significantly and are unique to each transaction. Imperva records acquisition- and disposition-related expense as operating expense when incurred and the gain on sale of business and provision for income taxes associated with the sale were recorded at the time the Skyfence transaction closed. As a result, when they occur, these expenses, gains and taxes affect comparability from period to period and Imperva believes that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses, gains and taxes to facilitate the comparison of current period results with the results from prior periods.

Facility Exit Costs. In September 2018, Imperva exited and subleased a portion of its facilities located in Redwood Shores, California and recorded charges in connection with the exit. These charges are not representative of ongoing costs to the business as they were part of a site consolidation plan that has been completed and is not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Restructuring Charges and Related Non-routine Consulting Expenses. Imperva undertook a restructuring plan in the fourth quarter of 2016 and recorded restructuring charges in connection with the plan during the first quarter of 2017, substantially all of which were related to stock-based compensation expense associated with accelerated vesting of equity awards for certain terminated employees. Imperva undertook a separate restructuring plan in the first quarter of 2018, and recorded restructuring charges in connection with the plan related to cash severance payments. Imperva also incurred non-routine consulting fees and expenses related to developing the restructuring plan and company strategy. In contrast to cost-reduction initiatives that are part of ongoing operations, the restructuring plan and the consulting fees that went into developing the plan resulted in severance and consulting costs that we believe are not representative of ongoing operating costs. Imperva has excluded the expense associated with these activities to provide investors with a more comparable measure of costs associated with ongoing operations.

Legal Settlements. During the second quarter of 2018, Imperva entered into an agreement in principle to settle two class action lawsuits and accrued the amounts of the settlements, which remain subject to court approvals, among other conditions prior to being funded. When planning and evaluating the performance of its consolidated results, Imperva does not consider the amount of legal settlements it was required to recognize in the second quarter of 2018 as representative of ongoing operating costs due to the unusual and one-time nature of the charges. Imperva will recognize charges related to in-period settlement activities for future periods, and does not expect to exclude such charges from its non-GAAP financial measures.

Billings. Imperva believes billings provide management and investors with important information about the health of the business particularly as sales of subscription and support services and related renewals grow.

Free Cash Flow. Imperva considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.

Investor Relations Contact Information

Sunil Shah

650.832.6852

IR@imperva.com

Sunil.Shah@imperva.com